Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1998 (except for Note 14 as to which the date is March 24, 1998) included in Omnicom Group Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                    /s/ Arthur Andersen LLP

New York, New York
March 23, 1999